Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Realty Income Corporation:

We consent to the incorporation by reference in Registration Statement No. 333-184220 on Form S-3 of Realty Income Corporation and to the incorporation by reference in Registration Statement Nos. 333-181227, 333-105504, 333-102080, and 033-95708 on Forms S-8 of Realty Income Corporation of our reports dated February 14, 2013, with respect to the consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, the related financial statement Schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012, annual report on Form 10-K of Realty Income Corporation.

/s/ KPMG LLP

San Diego, California

February 14, 2013